Exhibit 8.01(c)

May 25, 2004

Tudor Fund For Employees L.P.

c/o Second Management LLC,

    General Partner

1275 King Street

Greenwich, CT 06831

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 6 to the Registration Statement on Form S-1, SEC File No. 333-52543 (“Registration Statement”), relating to the registration under the Securities Act of 1933 as amended of Units of Limited Partnership Interest in Tudor Fund For Employees L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this letter as Exhibit 8.01(c) to the Registration Statement and to the references made to us in the Prospectus constituting a part of the Registration Statement under the captions “Federal Income Tax Aspects”, “State and Local Income Tax Aspects—New York”, and “Legal Matters.”

Very truly yours,

/s/ Sherman & Sterling LLP

MHW/LBK